SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2005

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 4, 2005, ARAMARK Corporation (the “Company”) increased the maximum amount that it may borrow under its multiple currency revolving credit facility (as amended, the “European Credit Facility”) from GBP 150 million to GBP 175 million. In addition, on January 4, 2005 the Company executed an amendment to the European Credit Facility providing that payment obligations of a borrower under any derivative agreement between such borrower and any lender under the European Credit Facility will be guaranteed by the Company and certain of its subsidiaries. The borrowers under the European Credit Facility are certain foreign subsidiaries of the Company. The terms of the amendment agreement attached as Exhibit 10.1 to this Form 8-K are incorporated herein in their entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

Exhibit No.	Description
10.1	Amendment Agreement executed by the Company on, and effective as of, January 4, 2005 relating to the GBP 150 million credit agreement dated June 21, 2004 (as amended by an amendment agreement dated September 21, 2004) between (among others) ARAMARK Corporation and Barclays Bank PLC as facility agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: January 10, 2005	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Agreement executed by the Company on, and effective as of, January 4, 2005 relating to the GBP 150 million credit agreement dated June 21, 2004 (as amended by an amendment agreement dated September 21, 2004) between (among others) ARAMARK Corporation and Barclays Bank PLC as facility agent.